EXHIBIT 23.1






                          INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation in the Registration Statement on Form SB-2 of American Oriental Bioengineering, Inc. of our report dated March 15, 2003, appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.



/s/ Thomas Leger & Co., L.L.P.

Thomas Leger & Co., L.L.P.


Houston, Texas
September 17, 2003